HSBC USA INC. Reverse Convertible Notes
Filed Pursuant to Rule 433
Registration No. 333-133007
July 9, 2008

FREE WRITING PROSPECTUS
(To the Prospectus dated April 5, 2006,
Prospectus Addendum dated December 12, 2007
Prospectus Supplement dated October 12, 2007 and the
Product Supplement dated October 23, 2007)

Terms used in this free writing prospectus are described or defined in the product supplement, prospectus supplement, and prospectus. The notes offered will have the terms described in the product supplement, prospectus supplement, and the prospectus. The notes are not principal protected, and you may lose some or all of your principal.

This free writing prospectus relates to twelve separate note offerings. Each reference asset identified below represents a separate note offering. The purchaser of a note will acquire a security linked to a single reference asset (not a basket or index of reference assets). Although each offering relates to a reference asset, you should not construe that fact as a recommendation as to the merits of acquiring an investment linked to that reference asset or as to the suitability of an investment in the related notes. The following key terms relate to each separate notes offering:

•     Principal Amount: $1,000.00 per note
•     Offering Period End Date: [July 28, 2008 at 4:00 pm, New York City time]
•     Initial Public Offering Price: $1,000 per note (100 percent)
•     Initial Valuation Date: July 28, 2008
•     Issue Date: July 31, 2008
•     Initial Price: The market price (as described herein) of the reference asset on the initial valuation date.

•     Barrier Price: The product of the barrier level of the reference asset multiplied by its initial price.
•     Final Price: The market price of the reference asset on the final valuation date.
•     Interest Payment Dates: The final calendar day of each month following the issue date (or, if that day is not a business day, the following business day), commencing on August 31, 2008 and ending on, and including, the maturity date.
•     Listing: The notes will not be listed on any U.S. securities exchange or quotation system.

REFERENCE ASSET/ REFERENCE ISSUER (TICKER)	INTEREST RATE (PER ANNUM)	BARRIER LEVEL	ISSUE AMOUNT	PHYSICAL DELIVERY AMOUNT (1)	AGENT’S DISCOUNT OR COMMISSION / TOTAL (2)	PROCEEDS TO US / TOTAL	CUSIP / ISIN	FINAL VALUATION DATE(3)	MATURITY DATE(4)
TESORO CORPORATION (TSO)	16.00%	60.00%	TBD	TBD	TBD	TBD	4042K0RF4 / [●]	October 27, 2008	October 30, 2008
Hess Corporation (HES)	15.50%	70.00%	TBD	TBD	TBD	TBD	4042K0RP2/ [●]	October 27, 2008	October 30, 2008
APPLE INC. (AAPL)	14.00%	75.00%	TBD	TBD	TBD	TBD	4042K0RG2 / [●]	October 27, 2008	October 30, 2008
BIG LOTS, INC. (BIG)	14.00%	65.00%	TBD	TBD	TBD	TBD	4042K0RJ6/ [●]	October 27, 2008	October 30, 2008
NORDSTROM, INC. (JWN)	13.50%	65.00%	TBD	TBD	TBD	TBD	4042K0RN7/ [●]	January 27, 2009	January 30, 2009
Research In Motion Limited (RIMM)	13.00%	60.00%	TBD	TBD	TBD	TBD	4042K0RE7 / [●]	January 27, 2009	January 30, 2009
JPMorgan Chase & Co. (JPM)	11.50%	60.00%	TBD	TBD	TBD	TBD	4042K0RD9 / [●]	January 27, 2009	January 30, 2009
Schlumberger N.V. (Schlumberger Limited) (SLB)	11.50%	70.00%	TBD	TBD	TBD	TBD	4042K0RM9 / [●]	July 27, 2009	July 30, 2009
MICROSOFT CORPORATION (MSFT)	11.00%	80.00%	TBD	TBD	TBD	TBD	4042K0RC1 / [●]	January 27, 2009	January 30, 2009
HOME DEPOT, INC. (HD)	10.60%	65.00%	TBD	TBD	TBD	TBD	4042K0RL1 / [●]	July 27, 2009	July 30, 2009
ARCHER-DANIELS-MIDLAND-COMPANY (ADM)	10.00%	70.00%	TBD	TBD	TBD	TBD	4042K0RH0 / [●]	January 27, 2009	January 30, 2009
DEERE & COMPANY (DE)	10.00%	70.00%	TBD	TBD	TBD	TBD	4042K0RK3 / [●]	January 27, 2009	January 30, 2009
(1)	The physical delivery amount will be determined by the calculation agent on the initial valuation date by dividing the principal amount of each note by the initial price of the reference asset.
(2)	Agent's discount may vary but will be no more than the amount listed in “Agent's Discount or Commission / Total,” above.
(3)	The final valuation date is subject to adjustment as described in the product supplement.
(4)	Expected. The maturity date will be 3 business days after the final valuation date and is subject to adjustment as described in the product supplement.

See “Risk Factors” in this free writing prospectus beginning on page FWP-2, in the product supplement beginning on page PS-3 and in the prospectus supplement beginning on page S-3 for a description of risks relating to an investment in the notes.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these notes or determined that this free writing prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The notes are not deposit liabilities of a bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency of the United States or any other jurisdiction.

HSBC SECURITIES (USA) INC. July 9, 2008

GENERAL TERMS

This free writing prospectus relates to twelve separate note offerings. Each reference asset identified on the cover page represents a separate note offering. The purchaser of a note will acquire a security linked to a single reference asset (not to a basket or index of reference assets). You may participate in any one of the notes offerings or, at your election, in more than one. We reserve the right to withdraw, cancel or modify any offering and to reject orders in whole or in part. Although each note offering relates only to a single reference asset identified on the cover page, you should not construe that fact as a recommendation of the merits of acquiring an investment linked to any of those reference assets or as to the suitability of an investment in the notes.

You should read this document together with the prospectus dated April 5, 2006, the prospectus supplement dated October 12, 2007, the prospectus addendum dated December 12, 2007 and the product supplement dated October 23, 2007. You should carefully consider, among other things, the matters set forth in “Risk Factors” beginning on page FWP-2 of this document, page PS-3 of the product supplement and page S-3 of the prospectus supplement, as the notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the notes.

HSBC USA Inc. has filed a registration statement (including a prospectus, prospectus supplement, prospectus addendum and product supplement) with the U.S. Securities and Exchange Commission (“SEC”) for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus, prospectus supplement, prospectus addendum and product supplement in that registration statement and other documents HSBC USA Inc. has filed with the SEC for more complete information about HSBC USA Inc. and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, HSBC USA Inc., the agent or any dealer participating in this offering will arrange to send you the prospectus, prospectus supplement, prospectus addendum and product supplement if you request them by calling toll-free 1 888 800 4722.

You may also obtain:

•	the product supplement at www.sec.gov/Archives/edgar/data/83246/000114420407055751/v091073_424b2.htm
•	the prospectus supplement at www.sec.gov/Archives/edgar/data/83246/000114420407053900/v090138_424b2.htm
•	the prospectus addendum at www.sec.gov/Archives/edgar/data/83246/000114420407067025/v096997_424b2.htm
•	the prospectus at http://www.sec.gov/Archives/edgar/data/83246/000110465906022455/a05-22289_1s3asr.htm

RISK FACTORS

The following highlights some, but not all, of the risk considerations relevant to investing in a note. Investing in any of the notes is not equivalent to investing directly in the relevant reference asset. We urge you to read the section “Risk Factors” beginning on page PS-3 of the product supplement and page S-3 of the prospectus supplement. As you review “Risk Factors” in the prospectus supplement, you should pay particular attention to the following sections:

•	“— Risks Relating to All Note Issuances”; and

•	“— Additional Risks Relating to Notes with an Equity Security or Equity Index as the Reference Asset.”

1.	The notes are not principal protected and you may lose some or all of your principal.

The principal amount of your investment is not protected and you may receive less, and possibly significantly less, than the amount you invest. You will lose some or all of your principal if both of the following are true: (a) between the initial valuation date and the final valuation date, inclusive, the market price (as defined below) of the reference asset on any day is below the barrier price and (b) the final price of the reference asset is lower than the initial price of the reference asset. A USD 1,000 investment in the notes will pay USD 1,000 at maturity if, and only if, either of the following is true: (a) the final price of the reference asset is equal to or greater than the initial price of the reference asset or (b) between the initial valuation date and the final valuation date, inclusive, the market price of the reference asset never falls below the barrier price on any day. If you receive the physical delivery amount at maturity, the market value of the shares of the reference asset you receive per note will be less than the principal amount of your note and may be zero. Accordingly, you may lose the entire principal amount of each note you purchase.

We cannot predict the final price of any reference asset on the final valuation date.

2.	You will not participate in any appreciation in the value of the reference asset.

You will not participate in any appreciation in the value of the reference asset. If the final price of the reference asset is greater than the initial price of the reference asset, the sum of any interest payments you receive during the term of the notes and the principal payment you receive at maturity will not reflect the performance of the reference asset. Under no circumstances, regardless of the extent to which the value of the reference asset appreciates, will your return exceed the interest rate specified on the cover page. Therefore, you may earn significantly less by investing in the notes than you would have earned by investing directly in the reference asset.

3.	Because the tax treatment of the notes is uncertain, the material U.S. federal income tax consequences of an investment in the notes are uncertain.

There is no direct legal authority as to the proper tax treatment of the notes, and therefore significant aspects of the tax treatment of the notes are uncertain, as to both the timing and character of any inclusion in income in respect of your note. Because of this uncertainty, we urge you to consult your tax advisor as to the tax consequences of your investment in a note. For a more complete discussion of the U.S. federal income tax consequences of your investment in a note, please see the discussion under “Certain U.S. Federal Income Tax Considerations” beginning on page FWP-5 of this free writing prospectus and “Certain U.S. Federal Income Tax Considerations - Certain Equity-Linked Notes - Certain Notes Treated as a Put Option and a Deposit” in the prospectus supplement.

Please note that the prospectus, prospectus supplement, prospectus addendum, product supplement and this free writing prospectus do not describe all the risks of an investment in the notes. We urge you to consult your own financial and legal advisors as to the risks entailed by an investment in the notes.

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SUMMARY

Principal Payment at Maturity

Your payment at maturity for each note you hold will depend on the performance of the reference asset between the initial valuation date and the final valuation date, inclusive. You will receive the physical delivery amount if both of the following are true: (a) between the initial valuation date and the final valuation date, inclusive, the market price (as defined below) of the reference asset on any day is below the barrier price and (b) the final price of the reference asset is lower than the initial price of the reference asset. A USD 1,000 investment in the notes will pay USD 1,000 at maturity if, and only if, either of the following is true: (a) the final price of the reference asset is equal to or greater than the initial price of the reference asset or (b) between the initial valuation date and the final valuation date, inclusive, the market price of the reference asset never falls below the barrier price on any day. If you receive the physical delivery amount at maturity, the market value of the shares of the reference asset you receive per note will be less than the principal amount of each note and may be zero. Accordingly, you may lose the entire principal amount of your each note you purchase. Under some circumstances to be determined by and at the sole option of HSBC USA Inc., we may pay investors, in lieu of the physical delivery amount, the cash equivalent of such shares with a per share price equal to the final price. However, we currently expect to deliver the physical delivery amount and not cash in lieu of the physical delivery amount in the event the conditions described above occur.

As described in the product supplement, on any scheduled trading day on which the value of the reference asset must be calculated by the calculation agent, (i) if the relevant exchange is the NASDAQ Stock Market (“NASDAQ”), the market price of the reference asset will be the NASDAQ official closing price (NOCP) or (ii) if the NASDAQ is not the relevant exchange, the market price of the reference asset will be the official closing price of the relevant exchange, in each case as of the close of the regular trading session of such exchange and as reported in the official price determination mechanism for such exchange. If the reference asset is not listed or traded as described above for any reason other than a market disruption event, then the market price for the reference asset on any scheduled trading day will be the average, as determined by the calculation agent, of the bid prices for the reference asset obtained from as many dealers in the reference asset selected by the calculation agent as will make those bid prices available to the calculation agent. The number of dealers need not exceed three and may include the calculation agent or any of its or our affiliates.

To the extent a market disruption event exists on a day on which the final price is to be determined, the market price of the reference asset will be determined on the first following scheduled trading day on which a market disruption event does not exist with respect to the reference asset; provided that if a market disruption event exists on five consecutive scheduled trading days, that fifth scheduled trading day shall be the final valuation date, and the calculation agent shall determine the final price on such date. The term “market disruption event” is described and defined in the product supplement.

In the event that the final valuation date is postponed or extended and the maturity date is postponed or extended as described under “Specific Terms of the Notes - Maturity Date” in the product supplement, the related payment of principal will be made on the postponed or extended maturity date.

You may lose some or all of your principal if you invest in the notes.

Physical Delivery Amount

If the payment at maturity per note is in physical shares of the reference asset, you will receive a number of shares referred to as the “physical delivery amount” (with any fractional shares to be paid in cash). The physical delivery amount will be calculated by the calculation agent by dividing the principal amount of each note by the initial price of the reference asset. The physical delivery amount, the initial price of the reference asset and other amounts may change due to corporate actions.

Interest

The notes will pay interest at the interest rate specified on the front cover of this free writing prospectus, and interest payments will be made on the interest payment dates specified on the front cover of this free writing prospectus. However, if the first interest payment date is less than 15 days after the date of issuance, interest will not be paid on the first interest payment date, but will be paid on the second interest payment date. Interest will be computed on the basis of a 360-day year of twelve 30-day months. For more information, see “Description of the Notes - Fixed Rate Notes” in the prospectus supplement.

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CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

You should carefully consider, among other things, the matters set forth under the heading “Certain U.S. Federal Income Tax Considerations” in the prospectus supplement. In the opinion of Cadwalader, Wickersham & Taft LLP, special U.S. tax counsel to us, the following discussion summarizes certain of the material U.S. federal income tax consequences of the purchase, beneficial ownership, and disposition of each of the notes.

There are no regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the notes. Under one reasonable approach, each note should be treated for federal income tax purposes as a put option written by you (the “Put Option”) that permits us to (1) sell the reference asset to you at the maturity date for an amount equal to the Deposit (as defined below), or (2) “cash settle” the Put Option (i.e., require you to pay us at the maturity date the difference between the Deposit and the value of the reference asset at such time), and a deposit with us of cash in an amount equal to the principal amount you invested (the “Deposit”) to secure your potential obligation under the Put Option, as described in the prospectus supplement under the heading “Certain U.S. Federal Income Tax Considerations — Certain Equity-Linked Notes — Certain Notes Treated as a Put Option and a Deposit.” We intend to treat the notes consistent with this approach. However, other reasonable approaches are possible. Pursuant to the terms of the notes, you agree to treat the notes as cash deposits and put options with respect to the reference asset for all U.S. federal income tax purposes. We also intend to treat the Deposits that have a maturity date of July 30, 2009 as long-term obligations, and the other Deposits as “short-term obligations” for U.S. federal income tax purposes. Please see the discussion under the heading “Certain U.S. Federal Income Tax Considerations - U.S. Federal Income Tax Treatment of the Notes as Indebtedness for U.S. Federal Income Tax Purposes - Payments of Interest” in the prospectus supplement for certain U.S. federal income tax considerations applicable to long-term obligations. Please see the discussion under the heading “Certain U.S. Federal Income Tax Considerations — U.S. Federal Income Tax Treatment of the Notes as Indebtedness for U.S. Federal Income Tax Purposes — Short-Term Debt Instruments” in the prospectus supplement for certain U.S. federal income tax considerations applicable to short-term obligations.

The description below of each reference asset includes a chart that indicates the yield on the Deposit and the Put Premium, as described in the prospectus supplement under the heading “Certain U.S. Federal Income Tax Considerations — Certain Equity-Linked Notes — Certain Notes Treated as a Put Option and a Deposit.” If the Internal Revenue Service (the “IRS”) were successful in asserting an alternative characterization for the notes, the timing and character of income on the notes might differ. We do not plan to request a ruling from the IRS regarding the tax treatment of the notes, and the IRS or a court may not agree with the tax treatment described in this free writing prospectus.

REFERENCE ISSUER AND REFERENCE ASSET INFORMATION

All information regarding the reference assets and the reference issuers is derived from publicly available information. Companies with securities registered under the Securities Exchange Act of 1934 (the “Exchange Act”) are required to file periodically certain financial and other information specified by the SEC. Information provided to or filed with the SEC electronically can be accessed through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information provided to or filed with the SEC pursuant to the Exchange Act by a company issuing a reference asset can be located by reference to the SEC file number specified in the description of the relevant reference asset below. We make no representation that these publicly available documents are accurate or complete. For more information, we urge you to read the section “Information Regarding the Reference Asset and the Reference Asset Issuer” in the product supplement.

Historical Performance of the Reference Assets

The description below of each reference asset includes a table that sets forth (to the extent available) the quarterly high and low intraday prices, as well as end-of-quarter closing prices on the primary exchange, of that reference asset for each quarter in the period from January 1, 2005 through June 30, 2008 and for the period from July 1, 2008 through July 7, 2008. We obtained the data in these tables from Bloomberg Professional® service, without independent verification by us. All historical prices are denominated in USD and rounded to the nearest penny. Historical prices of the reference assets should not be taken as an indication of future performance of the reference assets.

HYPOTHETICAL EXAMPLES

The description below of each reference asset includes a table of hypothetical returns that is based on the assumptions outlined for each reference asset. Each table illustrates the hypothetical returns you would have earned from (i) a USD 1,000 investment in the notes compared to (ii) a direct investment in the relevant reference asset (prior to the deduction of any applicable brokerage fees or charges). The following is a general description of how the hypothetical returns in each table were determined:

•     If the final price of the reference asset is lower than the initial price of the reference asset and the market price of the reference asset was below the barrier price on any day between the initial valuation date and the final valuation date, inclusive, you would receive the physical delivery amount (with any fractional shares to be paid in cash) ;

•     If the final price of the reference asset is greater than or equal to the initial price of the reference asset, you would receive USD 1,000 at maturity, regardless of whether the market price of the reference asset on any day was below the barrier price; or

•     If the final price of the reference asset is lower than the initial price of the reference asset but the market price of the reference asset was not below the barrier price on any day between the initial valuation date and the final valuation date, inclusive, you would receive USD 1,000 at maturity.

Each table of hypothetical returns is provided for illustrative purposes only and is hypothetical. None purports to be representative of every possible scenario concerning increases or decreases in the price of the reference asset and the payment at maturity of the notes. We cannot predict the final price of the reference assets on the final valuation date. The assumptions we have made in connection with the illustrations set forth below may not reflect actual events. In addition, the examples assume that the reference asset has no dividend yield. You should not take these examples as an indication or assurance of the expected performance of the reference asset.

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TESORO CORPORATION (TSO)

Description of TESORO CORPORATION

According to publicly available information, TESORO CORPORATION (“Tesoro) engages in refining and marketing petroleum products in the United States. It operates in two segments, Refining and Retail. The Refining segment produces refined products, including gasoline and gasoline blendstocks, jet fuel, diesel fuel, and heavy fuel oils for sale to commercial customers in the western and mid-continental United States. The Retail segment sells gasoline and diesel fuel through company-operated retail stations and third-party branded jobber/dealers in the western and mid-continental United States to wholesale and retail customers, as well as commercial end-users.

Tesoro’s SEC file number is 1-3473.

Historical Performance of Tesoro

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 31, 2005	19.09	14.13	18.51
June 30, 2005	24.93	17.03	23.26
September 30, 2005	35.90	23.06	33.62
December 30, 2005	34.64	26.17	30.78
March 31, 2006	36.99	28.85	34.17
June 30, 2006	37.86	30.16	37.18
September 29, 2006	38.40	26.48	28.99
December 29, 2006	36.55	27.33	32.89
March 30, 2007	51.40	31.47	50.22
June 29, 2007	64.65	50.06	57.15
September 28, 2007	62.00	42.64	46.02
December 31, 2007	65.50	44.53	47.70
March 31, 2008	48.35	26.55	30.00
June 30, 2008	33.40	18.60	19.77
July 1, 2008 thru July 7, 2008	19.99	18.27	19.42

Deposit and Put Premium

As described in the prospectus supplement under “Certain U.S. Federal Income Tax Considerations — Certain Equity-Linked Notes — Certain Notes Treated as a Put Option and a Deposit,” for purposes of dividing the 16.00 percent per annum interest rate on the notes among interest on the Deposit and Put Premium, [●] percent constitutes interest on the Deposit and [●] percent constitutes Put Premium.

Hypothetical Examples

The table below demonstrates hypothetical returns at maturity based on the assumptions outlined below. The hypothetical returns are rounded to the nearest hundredth decimal place. See “- Hypothetical Examples” above for more information.

Reference Asset:	Tesoro

Initial Price:	USD[●]

Barrier Level:	60.00%

Interest Rate:	16.00 percent per annum

Physical Delivery Amount:	[●] shares (fractional shares paid in cash)

Term of Notes:	3 months

Reinvestment Rate for Note Interest:	0 percent

Table of Hypothetical Returns

FINAL PRICE (% CHANGE)		INVESTMENT IN THE NOTES		INVESTMENT IN THE REFERENCE ASSET
+	100%	4.00%		100.00%
+	90%	4.00%		90.00%
+	80%	4.00%		80.00%
+	70%	4.00%		70.00%
+	60%	4.00%		60.00%
+	50%	4.00%		50.00%
+	40%	4.00%		40.00%
+	30%	4.00%		30.00%
+	20%	4.00%		20.00%
+	10%	4.00%		10.00%
	0%	4.00%		0.00%
		Barrier Price Ever Breached?
		YES	NO
-	10%	-6.00%	4.00%	-10.00%
-	20%	-16.00%	4.00%	-20.00%
-	30%	-26.00%	4.00%	-30.00%
-	40%	-36.00%	4.00%	-40.00%
-	50%	-46.00%	N/A	-50.00%
-	60%	-56.00%	N/A	-60.00%
-	70%	-66.00%	N/A	-70.00%
-	80%	-76.00%	N/A	-80.00%
-	90%	-86.00%	N/A	-90.00%
-	100%	-96.00%	N/A	-100.00%

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HESS CORPORATION (HES)

Description of Hess Corporation

According to publicly available information, Hess Corporation (“Hess”) together with its subsidiaries, engages in the exploration, development, production, purchase, transportation, and sale of crude oil and natural gas worldwide. It operates in two segments, Exploration and Production (E&P) and Marketing and Refining (M&R). The E&P segment explores for, develops, produces, purchases, transports, and sells crude oil and natural gas. The M&R segment manufactures, purchases, transports, trades, and markets refined petroleum products, natural gas, and electricity. It owns 50% of a refinery joint venture in the United States Virgin Islands, and another refining facility, terminals, and retail gasoline stations on the East Coast of the United States. The company markets refined petroleum products on the East Coast of the United States to the motoring public, wholesale distributors, industrial and commercial users, other petroleum companies, governmental agencies, and public utilities. It also markets natural gas and electricity to utilities and other industrial and commercial customers.

Hess’ SEC file number is 1-1204.

Historical Performance of Hess

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 31, 2005	34.65	25.94	32.07
June 30, 2005	37.37	28.75	35.50
September 30, 2005	47.42	35.72	45.83
December 30, 2005	46.33	36.97	42.27
March 31, 2006	52.00	42.83	47.47
June 30, 2006	53.46	43.23	52.85
September 29, 2006	56.35	39.18	41.42
December 29, 2006	52.70	37.62	49.57
March 30, 2007	58.00	46.45	55.47
June 29, 2007	61.48	54.55	58.96
September 28, 2007	69.04	53.12	66.53
December 31, 2007	105.85	63.58	100.86
March 31, 2008	101.64	76.67	88.18
June 30, 2008	137.00	88.22	126.19
July 1, 2008 thru July 7, 2008	129.00	112.71	114.54

Deposit and Put Premium

As described in the prospectus supplement under “Certain U.S. Federal Income Tax Considerations — Certain Equity-Linked Notes — Certain Notes Treated as a Put Option and a Deposit,” for purposes of dividing the 15.50 percent per annum interest rate on the notes among interest on the Deposit and Put Premium, [●] percent constitutes interest on the Deposit and [●] percent constitutes Put Premium.

Hypothetical Examples

The table below demonstrates hypothetical returns at maturity based on the assumptions outlined below. The hypothetical returns are rounded to the nearest hundredth decimal place. See “- Hypothetical Examples” above for more information.

Reference Asset:	Hess

Initial Price:	USD[●]

Barrier Level:	70.00%

Interest Rate:	15.50 percent per annum

Physical Delivery Amount:	[●] shares (fractional shares paid in cash)

Term of Notes:	3 months

Reinvestment Rate for Note Interest:	0 percent

Table of Hypothetical Returns

FINAL PRICE (% CHANGE)		INVESTMENT IN THE NOTES		INVESTMENT IN THE REFERENCE ASSET
+	100%	3.88%		100.00%
+	90%	3.88%		90.00%
+	80%	3.88%		80.00%
+	70%	3.88%		70.00%
+	60%	3.88%		60.00%
+	50%	3.88%		50.00%
+	40%	3.88%		40.00%
+	30%	3.88%		30.00%
+	20%	3.88%		20.00%
+	10%	3.88%		10.00%
	0%	3.88%		0.00%
		Barrier Price Ever Breached?
		YES	NO
-	10%	-6.12%	3.88%	-10.00%
-	20%	-16.12%	3.88%	-20.00%
-	30%	-26.12%	3.88%	-30.00%
-	40%	-36.12%	N/A	-40.00%
-	50%	-46.12%	N/A	-50.00%
-	60%	-56.12%	N/A	-60.00%
-	70%	-66.12%	N/A	-70.00%
-	80%	-76.12%	N/A	-80.00%
-	90%	-86.12%	N/A	-90.00%
-	100%	-96.12%	N/A	-100.00%

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APPLE INC. (APPL)

Description of APPLE INC.

According to publicly available information, APPLE INC. (“Apple”) designs, manufactures, and markets personal computers and related personal computing and communicating solutions. Apple's products are sold primarily to education, creative, consumer, and business customers. Apple provides its proprietary desktop and notebook computers, operating system, applications, music players, and online music store.

Apple Inc. had its biggest weekly decline since 2005 in Nasdaq trading after Chief Executive Officer Steve Jobs  offered a disappointing forecast.  As of the end of trading on Friday, January 25, the price of shares of Apple Inc. had fallen nearly 20 percent, the most since the week of April 15, 2005.

Apple’s SEC file number is 000-10030

Historical Performance of Apple

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 31, 2005	45.44	31.30	41.67
June 30, 2005	44.44	33.11	36.81
September 30, 2005	54.56	36.29	53.61
December 30, 2005	75.46	47.87	71.89
March 31, 2006	87.05	57.67	62.72
June 30, 2006	73.38	55.41	57.12
September 29, 2006	77.78	50.35	77.03
December 29, 2006	93.15	72.60	84.84
March 30, 2007	97.80	81.90	92.91
June 29, 2007	127.60	89.60	122.04
September 28, 2007	155.00	111.62	153.54
December 31, 2007	202.96	150.64	198.08
March 31, 2008	200.20	115.44	143.50
June 30, 2008	192.24	144.54	167.44
July 1, 2008 thru July 7, 2008	177.45	164.00	175.16

Deposit and Put Premium

As described in the prospectus supplement under ”Certain U.S. Federal Income Tax Considerations — Certain Equity-Linked Notes — Certain Notes Treated as a Put Option and a Deposit,“ for purposes of dividing the 14.00 percent per annum interest rate on the notes among interest on the Deposit and Put Premium, [●] percent constitutes interest on the Deposit and [●] percent constitutes Put Premium.

Offering Information

The table below demonstrates hypothetical returns at maturity based on the assumptions outlined below. The hypothetical returns are rounded to the nearest hundredth decimal place. See “Hypothetical Examples” above for more information.

Reference Asset:	Apple

Initial Price:	USD[●]

Barrier Level:	75.00%

Interest Rate:	14.00 percent per annum

Physical Delivery Amount:	[●] shares (fractional shares paid in cash)

Term of Notes:	3 months

Reinvestment Rate for Note Interest:	0 percent

Table of Hypothetical Returns

FINAL PRICE (% CHANGE)		INVESTMENT IN THE NOTES		INVESTMENT IN THE REFERENCE ASSET
+	100%	3.50%		100.00%
+	90%	3.50%		90.00%
+	80%	3.50%		80.00%
+	70%	3.50%		70.00%
+	60%	3.50%		60.00%
+	50%	3.50%		50.00%
+	40%	3.50%		40.00%
+	30%	3.50%		30.00%
+	20%	3.50%		20.00%
+	10%	3.50%		10.00%
	0%	3.50%		0.00%
		Barrier Price Ever Breached?
		YES	NO
-	10%	-6.50%	3.50%	-10.00%
-	20%	-16.50%	3.50%	-20.00%
-	30%	-26.50%	N/A	-30.00%
-	40%	-36.50%	N/A	-40.00%
-	50%	-46.50%	N/A	-50.00%
-	60%	-56.50%	N/A	-60.00%
-	70%	-66.50%	N/A	-70.00%
-	80%	-76.50%	N/A	-80.00%
-	90%	-86.50%	N/A	-90.00%
-	100%	-96.50%	N/A	-100.00%

FWP-7

BIG LOTS, INC. (BIG)

Description of BIG LOTS, INC.

According to publicly available information, BIG LOTS, INC. (“Big Lots”) through its subsidiaries, operates as a broadline closeout retailer in the United States. The company offers products under six merchandising categories: Consumables, Home, Furniture, Hardlines, Seasonal, and Other. As of February 2, 2008, it operated 1,353 stores.

Big Lots’ SEC file number is 1-8897.

Historical Performance of Big Lots

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 31, 2005	13.38	10.62	12.02
June 30, 2005	14.29	10.06	13.24
September 30, 2005	13.61	10.38	10.99
December 30, 2005	12.99	10.54	12.01
March 31, 2006	14.38	11.83	13.96
June 30, 2006	17.16	13.16	17.08
September 29, 2006	20.57	15.05	19.81
December 29, 2006	26.35	19.47	22.92
March 30, 2007	33.33	22.71	31.28
June 29, 2007	36.00	28.73	29.42
September 28, 2007	31.97	23.00	29.84
December 31, 2007	31.00	15.35	15.99
March 31, 2008	23.87	12.40	22.30
June 30, 2008	34.67	20.92	31.24
July 1, 2008 thru July 7, 2008	33.73	30.52	32.19

Deposit and Put Premium

As described in the prospectus supplement under “Certain U.S. Federal Income Tax Considerations — Certain Equity-Linked Notes — Certain Notes Treated as a Put Option and a Deposit,” for purposes of dividing the 14.00 percent per annum interest rate on the notes among interest on the Deposit and Put Premium, [●] percent constitutes interest on the Deposit and [●] percent constitutes Put Premium.

Hypothetical Examples

The table below demonstrates hypothetical returns at maturity based on the assumptions outlined below. The hypothetical returns are rounded to the nearest hundredth decimal place. See “- Hypothetical Examples” above for more information.

Reference Asset:	Big Lots

Initial Price:	USD[●]

Barrier Level:	65.00%

Interest Rate:	14.00 percent per annum

Physical Delivery Amount:	[●] shares (fractional shares paid in cash)

Term of Notes:	3 months

Reinvestment Rate for Note Interest:	0 percent

Table of Hypothetical Returns

FINAL PRICE (% CHANGE)		INVESTMENT IN THE NOTES		INVESTMENT IN THE REFERENCE ASSET
+	100%	3.50%		100.00%
+	90%	3.50%		90.00%
+	80%	3.50%		80.00%
+	70%	3.50%		70.00%
+	60%	3.50%		60.00%
+	50%	3.50%		50.00%
+	40%	3.50%		40.00%
+	30%	3.50%		30.00%
+	20%	3.50%		20.00%
+	10%	3.50%		10.00%
	0%	3.50%		0.00%
		Barrier Price Ever Breached?
		YES	NO
-	10%	-6.50%	3.50%	-10.00%
-	20%	-16.50%	3.50%	-20.00%
-	30%	-26.50%	3.50%	-30.00%
-	40%	-36.50%	N/A	-40.00%
-	50%	-46.50%	N/A	-50.00%
-	60%	-56.50%	N/A	-60.00%
-	70%	-66.50%	N/A	-70.00%
-	80%	-76.50%	N/A	-80.00%
-	90%	-86.50%	N/A	-90.00%
-	100%	-96.50%	N/A	-100.00%

FWP-8

NORDSTROM, INC. (JWN)

Description of NORDSTROM, INC.

According to publicly available information, NORDSTROM, INC. (“Nordstrom”), incorporated in 1946, is a fashion specialty retailer that offers a selection of apparel, shoes, cosmetics and accessories for women, men and children. As of January 28, 2006, Nordstrom operated 156 stores located in 27 states in the United States. Nordstrom offers a selection of brand name and private-label merchandise. Nordstrom offers its products through multiple retail channels, including its Full-Line Nordstrom stores, its discount Nordstrom Rack stores, its Faconnable boutiques, its catalogs and on the Internet at www.nordstrom.com. As of January 28, 2006, Nordstrom, Inc. operated 99 Full-Line Nordstrom stores, 49 discount Nordstrom Racks, five United States-based Faconnable boutiques, one freestanding shoe store, and two clearance store under the name of Last Chance. Nordstrom also operates 32 international Faconnable boutiques in France, Portugal and Belgium. Nordstrom, Inc. operates in four business segments: Retail Stores, Credit, Direct and Other..

Nordstrom’s SEC file number is 001-15059.

Historical Performance of Nordstrom

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 31, 2005	27.86	22.72	27.69
June 30, 2005	35.10	24.45	33.99
September 30, 2005	37.49	30.96	34.32
December 30, 2005	38.85	30.72	37.40
March 31, 2006	42.90	36.31	39.18
June 30, 2006	41.15	33.41	36.50
September 29, 2006	43.99	31.77	42.30
December 29, 2006	51.40	42.11	49.34
March 30, 2007	59.70	49.35	52.94
June 29, 2007	56.96	48.60	51.12
September 28, 2007	53.47	42.70	46.89
December 31, 2007	50.51	30.46	36.73
March 31, 2008	40.59	28.56	32.60
June 30, 2008	38.65	30.28	30.30
July 1, 2008 thru July 7, 2008	31.89	29.50	31.34

Deposit and Put Premium

As described in the prospectus supplement under ”Certain U.S. Federal Income Tax Considerations — Certain Equity-Linked Notes — Certain Notes Treated as a Put Option and a Deposit,“ for purposes of dividing the 13.50 percent per annum interest rate on the notes among interest on the Deposit and Put Premium, [●] percent constitutes interest on the Deposit and [●] percent constitutes Put Premium.

Offering Information

The table below demonstrates hypothetical returns at maturity based on the assumptions outlined below. The hypothetical returns are rounded to the nearest hundredth decimal place. See “Hypothetical Examples” above for more information.

Reference Asset:	Nordstrom

Initial Price:	USD[●]

Barrier Level:	65.00%

Interest Rate:	13.50 percent per annum

Physical Delivery Amount:	[●] shares (fractional shares paid in cash)

Term of Notes:	6 months

Reinvestment Rate for Note Interest:	0 percent

Table of Hypothetical Returns

FINAL PRICE (% CHANGE)		INVESTMENT IN THE NOTES		INVESTMENT IN THE REFERENCE ASSET
+	100%	6.75%		100.00%
+	90%	6.75%		90.00%
+	80%	6.75%		80.00%
+	70%	6.75%		70.00%
+	60%	6.75%		60.00%
+	50%	6.75%		50.00%
+	40%	6.75%		40.00%
+	30%	6.75%		30.00%
+	20%	6.75%		20.00%
+	10%	6.75%		10.00%
	0%	6.75%		0.00%
		Barrier Price Ever Breached?
		YES	NO
-	10%	-3.25	6.75%	-10.00%
-	20%	-13.25%	6.75%	-20.00%
-	30%	-23.25%	6.75%	-30.00%
-	40%	-33.25%	N/A	-40.00%
-	50%	-43.25%	N/A	-50.00%
-	60%	-53.25%	N/A	-60.00%
-	70%	-63.25%	N/A	-70.00%
-	80%	-73.25%	N/A	-80.00%
-	90%	-83.25%	N/A	-90.00%
-	100%	-93.25%	N/A	-100.00%

FWP-9

RESEARCH IN MOTION LIMITED (RIMM)

Description of Research In Motion Limited

According to publicly available information, Research In Motion Limited (“Research In Motion”) designs, manufactures, and markets wireless solutions for the worldwide mobile communications market. Research In Motion provides platforms and solutions for access to email, phone, SMS messaging, Internet, and Intranet-based applications.

Research In Motion’s SEC file number is 0-29898.

Historical Performance of Research In Motion

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 31, 2005	27.88	20.09	25.47
June 30, 2005	28.18	20.63	24.58
September 30, 2005	27.50	22.38	22.80
December 30, 2005	23.14	17.00	22.00
March 31, 2006	30.18	20.97	28.29
June 30, 2006	29.37	20.34	23.26
September 29, 2006	34.83	20.71	34.22
December 29, 2006	47.55	32.92	42.59
March 30, 2007	49.02	39.92	45.50
June 29, 2007	66.86	42.93	66.66
September 28, 2007	100.98	61.55	98.55
December 31, 2007	137.00	95.02	113.40
March 31, 2008	118.35	80.20	112.23
June 30, 2008	148.11	113.01	116.90
July 1, 2008 thru July 7, 2008	124.50	112.65	115.66

Deposit and Put Premium

As described in the prospectus supplement under “Certain U.S. Federal Income Tax Considerations — Certain Equity-Linked Notes — Certain Notes Treated as a Put Option and a Deposit,” for purposes of dividing the 13.00 percent per annum interest rate on the notes among interest on the Deposit and Put Premium, [●] percent constitutes interest on the Deposit and [●] percent constitutes Put Premium.

Hypothetical Examples

The table below demonstrates hypothetical returns at maturity based on the assumptions outlined below. The hypothetical returns are rounded to the nearest hundredth decimal place. See “- Hypothetical Examples” above for more information.

Reference Asset:	Research In Motion

Initial Price:	USD[●]

Barrier Level:	60.00%

Interest Rate:	13.00 percent per annum

Physical Delivery Amount:	[●] shares (fractional shares paid in cash)

Term of Notes:	6 months

Reinvestment Rate for Note Interest:	0 percent

Table of Hypothetical Returns

FINAL PRICE (% CHANGE)		INVESTMENT IN THE NOTES		INVESTMENT IN THE REFERENCE ASSET
+	100%	6.50%		100.00%
+	90%	6.50%		90.00%
+	80%	6.50%		80.00%
+	70%	6.50%		70.00%
+	60%	6.50%		60.00%
+	50%	6.50%		50.00%
+	40%	6.50%		40.00%
+	30%	6.50%		30.00%
+	20%	6.50%		20.00%
+	10%	6.50%		10.00%
	0%	6.50%		0.00%
		Barrier Price Ever Breached?
		YES	NO
-	10%	-3.50	6.50%	-10.00%
-	20%	-13.50%	6.50%	-20.00%
-	30%	-23.50%	6.50%	-30.00%
-	40%	-33.50%	6.50%	-40.00%
-	50%	-43.50%	N/A	-50.00%
-	60%	-53.50%	N/A	-60.00%
-	70%	-63.50%	N/A	-70.00%
-	80%	-73.50%	N/A	-80.00%
-	90%	-83.50%	N/A	-90.00%
-	100%	-93.50%	N/A	-100.00%

FWP-10

JPMORGAN CHASE & CO. (JPM)

Description of JPMorgan Chase & Co.

According to publicly available information, JPMorgan Chase & Co. (“JPMorgan Chase”) provides global financial services under the JP Morgan brand and retail banking under the Chase brand. JPMorgan Chase provides services such as investment banking, treasury and securities services, asset management, private banking, cardmember services, commercial banking, and home finance. JPMorgan Chase serves business enterprises, institutions, and individuals.

JPMorgan Chase’s SEC file number is 1-5805.

Historical Performance of JPMorgan Chase

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 31, 2005	39.65	34.35	34.60
June 30, 2005	36.49	33.36	35.32
September 30, 2005	35.95	33.32	33.93
December 30, 2005	40.56	32.98	39.69
March 31, 2006	42.42	37.88	41.64
June 30, 2006	46.80	39.34	42.00
September 29, 2006	47.49	40.40	46.96
December 29, 2006	49.00	45.51	48.30
March 30, 2007	51.95	45.91	48.38
June 29, 2007	53.25	47.70	48.45
September 28, 2007	50.48	42.18	45.82
December 31, 2007	48.02	40.15	43.65
March 31, 2008	49.28	36.02	42.95
June 30, 2008	49.75	33.96	34.31
July 1, 2008 thru July 7, 2008	36.09	32.33	34.08

Deposit and Put Premium

As described in the prospectus supplement under “Certain U.S. Federal Income Tax Considerations — Certain Equity-Linked Notes — Certain Notes Treated as a Put Option and a Deposit,” for purposes of dividing the 11.50 percent per annum interest rate on the notes among interest on the Deposit and Put Premium, [●] percent constitutes interest on the Deposit and [●] percent constitutes Put Premium.

Hypothetical Examples

The table below demonstrates hypothetical returns at maturity based on the assumptions outlined below. The hypothetical returns are rounded to the nearest hundredth decimal place. See “- Hypothetical Examples” above for more information.

Reference Asset:	JPMorgan Chase

Initial Price:	USD[●]

Barrier Level:	60%

Interest Rate:	11.50 percent per annum

Physical Delivery Amount:	[●] shares (fractional shares paid in cash)

Term of Notes:	6 months

Reinvestment Rate for Note Interest:	0 percent

Table of Hypothetical Returns

FINAL PRICE (% CHANGE)		INVESTMENT IN THE NOTES		INVESTMENT IN THE REFERENCE ASSET
+	100%	5.75%		100.00%
+	90%	5.75%		90.00%
+	80%	5.75%		80.00%
+	70%	5.75%		70.00%
+	60%	5.75%		60.00%
+	50%	5.75%		50.00%
+	40%	5.75%		40.00%
+	30%	5.75%		30.00%
+	20%	5.75%		20.00%
+	10%	5.75%		10.00%
	0%	5.75%		0.00%
		Barrier Price Ever Breached?
		YES	NO
-	10%	-4.25	5.75%	-10.00%
-	20%	-14.25%	5.75%	-20.00%
-	30%	-24.25%	5.75%	-30.00%
-	40%	-34.25%	5.75%	-40.00%
-	50%	-44.25%	N/A	-50.00%
-	60%	-54.25%	N/A	-60.00%
-	70%	-64.25%	N/A	-70.00%
-	80%	-74.25%	N/A	-80.00%
-	90%	-84.25%	N/A	-90.00%
-	100%	-94.25%	N/A	-100.00%

FWP-11

SCHLUMBERGER N.V. (SCHLUMBERGER LIMITED)  (SLB)

Description of Schlumberger N.V. (Schlumberger Limited)

According to publicly available information, Schlumberger N.V. (Schlumberger Limited) (“Schlumberger”) operates as an oilfield services company in the United States and internationally. Schlumberger, through its subsidiaries, provides a wide range of services, including technology, project management and information solutions to the international petroleum industry as well as advanced acquisition and data processing surveys.

Schlumberger’s SEC file number is 001-04601.

Historical Performance of Schlumberger

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 31, 2005	39.16	31.58	35.24
June 30, 2005	39.23	32.31	37.97
September 30, 2005	43.90	37.43	42.19
December 30, 2005	51.49	38.66	48.58
March 31, 2006	65.87	49.20	63.29
June 30, 2006	73.87	54.12	65.11
September 29, 2006	68.54	54.24	62.03
December 29, 2006	69.30	56.85	63.16
March 30, 2007	71.17	56.31	69.10
June 29, 2007	89.20	68.25	84.94
September 28, 2007	108.47	81.30	105.00
December 31, 2007	113.86	87.42	98.37
March 31, 2008	102.71	72.30	87.00
June 30, 2008	110.11	85.75	107.43
July 1, 2008 thru July 7, 2008	111.95	98.25	99.51

Deposit and Put Premium

As described in the prospectus supplement under ”Certain U.S. Federal Income Tax Considerations — Certain Equity-Linked Notes — Certain Notes Treated as a Put Option and a Deposit,“ for purposes of dividing the 11.50 percent per annum interest rate on the notes among interest on the Deposit and Put Premium, [●] percent constitutes interest on the Deposit and [●] percent constitutes Put Premium.

Hypothetical Examples

The table below demonstrates hypothetical returns at maturity based on the assumptions outlined below. See “- Hypothetical Examples” above for more information.

Reference Asset:	Schlumberger

Initial Price:	USD[●]

Barrier Level:	70.00%

Interest Rate:	11.50 percent per annum

Physical Delivery Amount:	[●] shares (fractional shares paid in cash)

Term of Notes:	12 months

Reinvestment Rate for Note Interest:	0 percent

Table of Hypothetical Returns

FINAL PRICE (% CHANGE)		INVESTMENT IN THE NOTES		INVESTMENT IN THE REFERENCE ASSET
+	100%	11.50%		100.00%
+	90%	11.50%		90.00%
+	80%	11.50%		80.00%
+	70%	11.50%		70.00%
+	60%	11.50%		60.00%
+	50%	11.50%		50.00%
+	40%	11.50%		40.00%
+	30%	11.50%		30.00%
+	20%	11.50%		20.00%
+	10%	11.50%		10.00%
	0%	11.50%		0.00%
		Barrier Price Ever Breached?
		YES	NO
-	10%	1.50	11.50%	-10.00%
-	20%	-8.50%	11.50%	-20.00%
-	30%	-18.50%	11.50%	-30.00%
-	40%	-28.50%	N/A	-40.00%
-	50%	-38.50%	N/A	-50.00%
-	60%	-48.50%	N/A	-60.00%
-	70%	-58.50%	N/A	-70.00%
-	80%	-68.50%	N/A	-80.00%
-	90%	-78.50%	N/A	-90.00%
-	100%	-88.50%	N/A	-100.00%

FWP-12

MICROSOFT CORPORATION (MSFT)

Description of MICROSOFT CORPORATION

According to publicly available information, MICROSOFT CORPORATION (“Microsoft”) provides software products for computing devices worldwide. Its Client segment engages in technical architecture, engineering, and product delivery of Windows product family. The Online Services Business segment offers personal communications services, such as email and instant messaging, and online information. The Microsoft Business Division offers Microsoft office product set comprising enterprise content management, collaboration, unified communications, and business intelligence products. The Entertainment and Devices Division develops the Xbox video game system, such as consoles and accessories, third-party games, games published under the Microsoft brand, and Xbox Live operations. Microsoft was founded in 1975 and is headquartered in Redmond, Washington.

Microsoft’s SEC file number is 0-14278

Historical Performance of Microsoft

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 31, 2005	27.10	23.82	24.17
June 30, 2005	26.09	23.94	24.84
September 30, 2005	27.94	24.50	25.73
December 30, 2005	28.25	24.25	26.15
March 31, 2006	28.38	26.10	27.21
June 30, 2006	27.94	21.46	23.30
September 29, 2006	27.50	22.23	27.33
December 29, 2006	30.26	27.15	29.86
March 30, 2007	31.48	26.71	27.87
June 29, 2007	31.16	27.56	29.47
September 28, 2007	31.84	27.51	29.46
December 31, 2007	37.49	29.29	35.60
March 31, 2008	35.96	26.87	28.38
June 30, 2008	32.10	27.11	27.51
July 1, 2008 thru July 7, 2008	27.38	23.19	26.03

Deposit and Put Premium

As described in the prospectus supplement under “Certain U.S. Federal Income Tax Considerations — Certain Equity-Linked Notes — Certain Notes Treated as a Put Option and a Deposit,” for purposes of dividing the 11.00 percent per annum interest rate on the notes among interest on the Deposit and Put Premium, [●] percent constitutes interest on the Deposit and [●] percent constitutes Put Premium.

Hypothetical Examples

The table below demonstrates hypothetical returns at maturity based on the assumptions outlined below. The hypothetical returns are rounded to the nearest hundredth decimal place. See “- Hypothetical Examples” above for more information.

Reference Asset:	Microsoft

Initial Price:	USD[●]

Barrier Level:	80.00%

Interest Rate:	11.00 percent per annum

Physical Delivery Amount:	[●] shares (fractional shares paid in cash)

Term of Notes:	6 months

Reinvestment Rate for Note Interest:	0 percent

Table of Hypothetical Returns

FINAL PRICE (% CHANGE)		INVESTMENT IN THE NOTES		INVESTMENT IN THE REFERENCE ASSET
+	100%	5.50%		100.00%
+	90%	5.50%		90.00%
+	80%	5.50%		80.00%
+	70%	5.50%		70.00%
+	60%	5.50%		60.00%
+	50%	5.50%		50.00%
+	40%	5.50%		40.00%
+	30%	5.50%		30.00%
+	20%	5.50%		20.00%
+	10%	5.50%		10.00%
	0%	5.50%		0.00%
		Barrier Price Ever Breached?
		YES	NO
-	10%	-4.50%	5.50%	-10.00%
-	20%	-14.50%	5.50%	-20.00%
-	30%	-24.50%	N/A	-30.00%
-	40%	-34.50%	N/A	-40.00%
-	50%	-44.50%	N/A	-50.00%
-	60%	-54.50%	N/A	-60.00%
-	70%	-64.50%	N/A	-70.00%
-	80%	-74.50%	N/A	-80.00%
-	90%	-84.50%	N/A	-90.00%
-	100%	-94.50%	N/A	-100.00%

FWP-13

HOME DEPOT, INC. (HD)

Description of HOME DEPOT, INC.

According to publicly available information, The Home Depot, Inc. (“Home Depot”) is a home improvement retailer. Home Depot, together with its subsidiaries, operates The Home Depot stores, which are full-service, warehouse-style stores. The Home Depot stores sell an assortment of building materials, home improvement, and lawn and garden products, which are sold to do-it-yourself customers, do-it-for-me customers and professional customers. In addition, Home Depot operates EXPO Design Center stores, which offer products and services primarily related to design and renovation projects.

Home Depot’s SEC file number is 1-8207

Historical Performance of Home Depot

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 31, 2005	43.26	37.44	38.24
June 30, 2005	40.80	34.56	38.90
September 30, 2005	43.97	37.20	38.14
December 30, 2005	43.25	37.52	40.48
March 31, 2006	43.94	38.50	42.30
June 30, 2006	42.91	35.63	35.79
September 29, 2006	37.63	32.85	36.27
December 29, 2006	40.37	35.55	40.16
March 30, 2007	42.01	36.35	36.74
June 29, 2007	41.19	36.60	39.35
September 28, 2007	41.01	31.85	32.44
December 31, 2007	34.55	25.57	26.94
March 31, 2008	31.08	23.77	27.97
June 30, 2008	30.50	23.32	23.42
July 1, 2008 thru July 7, 2008	23.50	22.02	22.32

Deposit and Put Premium

As described in the prospectus supplement under “Certain U.S. Federal Income Tax Considerations — Certain Equity-Linked Notes — Certain Notes Treated as a Put Option and a Deposit,” for purposes of dividing the 10.60 percent per annum interest rate on the notes among interest on the Deposit and Put Premium, [●] percent constitutes interest on the Deposit and [●] percent constitutes Put Premium.

Hypothetical Examples

The table below demonstrates hypothetical returns at maturity based on the assumptions outlined below. The hypothetical returns are rounded to the nearest hundredth decimal place. See “- Hypothetical Examples” above for more information.

Reference Asset:	Home Depot

Initial Price:	USD[●]

Barrier Level:	65.00%

Interest Rate:	10.60 percent per annum

Physical Delivery Amount:	[●] shares (fractional shares paid in cash)

Term of Notes:	12 months

Reinvestment Rate for Note Interest:	0 percent

Table of Hypothetical Returns

FINAL PRICE (% CHANGE)		INVESTMENT IN THE NOTES		INVESTMENT IN THE REFERENCE ASSET
+	100%	10.60%		100.00%
+	90%	10.60%		90.00%
+	80%	10.60%		80.00%
+	70%	10.60%		70.00%
+	60%	10.60%		60.00%
+	50%	10.60%		50.00%
+	40%	10.60%		40.00%
+	30%	10.60%		30.00%
+	20%	10.60%		20.00%
+	10%	10.60%		10.00%
	0%	10.60%		0.00%
		Barrier Price Ever Breached?
		YES	NO
-	10%	.40%	10.60%	-10.00%
-	20%	-9.40	10.60%	-20.00%
-	30%	-19.40%	10.60%	-30.00%
-	40%	-29.40%	N/A	-40.00%
-	50%	-39.40%	N/A	-50.00%
-	60%	-49.40%	N/A	-60.00%
-	70%	-59.40%	N/A	-70.00%
-	80%	-69.40%	N/A	-80.00%
-	90%	-79.40%	N/A	-90.00%
-	100%	-89.40%	N/A	-100.00%

FWP-14

ARCHER-DANIELS-MIDLAND COMPANY (ADM)

Description of ARCHER-DANIELS-MIDLAND COMPANY

According to publicly available information, ARCHER-DANIELS-MIDLAND COMPANY (“Archer Daniels”), incorporated in 1923, is principally engaged in procuring, transporting, storing, processing and merchandising agricultural commodities and products. Archer Daniels’ operations are classified into three business segments: Oilseeds Processing, Corn Processing and Agricultural Services. Archer Daniels' remaining operations are aggregated and classified as Other. On April 4, 2006, Archer Daniels acquired substantially all of the assets of Groupe Lysac, Inc.

Archer Daniels’ SEC file number is 001-00044.

Historical Performance of Archer Daniels

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 31, 2005	25.37	21.35	24.58
June 30, 2005	25.30	17.60	21.38
September 30, 2005	24.75	20.44	24.66
December 30, 2005	25.55	23.24	24.66
March 31, 2006	35.50	24.05	33.65
June 30, 2006	46.70	34.60	41.28
September 29, 2006	45.04	36.50	37.88
December 29, 2006	40.00	31.20	31.96
March 30, 2007	37.83	30.46	36.70
June 29, 2007	39.65	32.06	33.09
September 28, 2007	37.02	31.29	33.08
December 31, 2007	47.33	32.43	46.43
March 31, 2008	47.18	38.25	41.16
June 30, 2008	48.95	31.65	33.75
July 1, 2008 thru July 7, 2008	33.91	31.01	31.91

Deposit and Put Premium

As described in the prospectus supplement under ”Certain U.S. Federal Income Tax Considerations - Certain Notes Treated as a Put Option and a Deposit,“ for purposes of dividing the 10.00 percent interest rate on the notes among interest on the Deposit and Put Premium, [●] percent constitutes interest on the Deposit and [●] percent constitutes Put Premium.

Hypothetical Examples

The table below demonstrates hypothetical returns at maturity based on the assumptions outlined below. See “- Hypothetical Examples” above for more information.

Reference Asset:	Archer Daniels

Initial Price:	USD[●]

Barrier Level:	70.00%

Interest Rate:	10.00 percent per annum

Physical Delivery Amount:	[●] shares (fractional shares paid in cash)

Term of Notes:	6 months

Reinvestment Rate for Note Interest:	0 percent

Table of Hypothetical Returns

FINAL PRICE (% CHANGE)		INVESTMENT IN THE NOTES		INVESTMENT IN THE REFERENCE ASSET
+	100%	5.00%		100.00%
+	90%	5.00%		90.00%
+	80%	5.00%		80.00%
+	70%	5.00%		70.00%
+	60%	5.00%		60.00%
+	50%	5.00%		50.00%
+	40%	5.00%		40.00%
+	30%	5.00%		30.00%
+	20%	5.00%		20.00%
+	10%	5.00%		10.00%
	0%	5.00%		0.00%
		Barrier Price Ever Breached?
		YES	NO
-	10%	-5.00%	5.00%	-10.00%
-	20%	-15.00%	5.00%	-20.00%
-	30%	-25.00%	5.00%	-30.00%
-	40%	-35.00%	N/A	-40.00%
-	50%	-45.00%	N/A	-50.00%
-	60%	-55.00%	N/A	-60.00%
-	70%	-65.00%	N/A	-70.00%
-	80%	-75.00%	N/A	-80.00%
-	90%	-85.00%	N/A	-90.00%
-	100%	-95.00%	N/A	-100.00%

FWP-15

DEERE & COMPANY (DE)

Description of DEERE & COMPANY

According to publicly available information, DEERE & COMPANY (“Deere”) engages in the manufacture and distribution of products and services for agriculture and forestry worldwide. It operates in four segments: Agricultural Equipment, Commercial and Consumer Equipment, Construction and Forestry, and Credit. Its products and services are marketed primarily through independent retail dealer networks and retail outlets. The company was founded in 1837 and is based in Moline, Illinois.

Deere’s SEC file number is 1-4121.

Historical Performance of Deere

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 31, 2005	37.13	32.60	33.57
June 30, 2005	34.70	29.35	32.75
September 30, 2005	36.99	29.93	30.60
December 30, 2005	35.50	28.50	34.06
March 31, 2006	40.00	33.81	39.53
June 30, 2006	45.99	38.21	41.75
September 29, 2006	42.49	33.48	41.96
December 29, 2006	50.59	41.51	47.54
March 30, 2007	58.24	45.12	54.32
June 29, 2007	62.82	51.59	60.37
September 28, 2007	74.95	56.96	74.21
December 31, 2007	93.72	70.18	93.12
March 31, 2008	94.71	71.65	80.44
June 30, 2008	94.88	70.18	72.13
July 1, 2008 thru July 7, 2008	74.18	67.86	69.82

Deposit and Put Premium

As described in the prospectus supplement under “Certain U.S. Federal Income Tax Considerations — Certain Equity-Linked Notes — Certain Notes Treated as a Put Option and a Deposit,” for purposes of dividing the 10.00 percent per annum interest rate on the notes among interest on the Deposit and Put Premium, [●] percent constitutes interest on the Deposit and [●] percent constitutes Put Premium.

Hypothetical Examples

The table below demonstrates hypothetical returns at maturity based on the assumptions outlined below. The hypothetical returns are rounded to the nearest hundredth decimal place. See “- Hypothetical Examples” above for more information.

Reference Asset:	Deere

Initial Price:	USD[●]

Barrier Level:	70.00%

Interest Rate:	10.00 percent per annum

Physical Delivery Amount:	[●] shares (fractional shares paid in cash)

Term of Notes:	6 months

Reinvestment Rate for Note Interest:	0 percent

Table of Hypothetical Returns

FINAL PRICE (% CHANGE)		INVESTMENT IN THE NOTES		INVESTMENT IN THE REFERENCE ASSET
+	100%	5.00%		100.00%
+	90%	5.00%		90.00%
+	80%	5.00%		80.00%
+	70%	5.00%		70.00%
+	60%	5.00%		60.00%
+	50%	5.00%		50.00%
+	40%	5.00%		40.00%
+	30%	5.00%		30.00%
+	20%	5.00%		20.00%
+	10%	5.00%		10.00%
	0%	5.00%		0.00%
		Barrier Price Ever Breached?
		YES	NO
-	10%	-5.00%	5.00%	-10.00%
-	20%	-15.00%	5.00%	-20.00%
-	30%	-25.00%	5.00%	-30.00%
-	40%	-35.00%	N/A	-40.00%
-	50%	-45.00%	N/A	-50.00%
-	60%	-55.00%	N/A	-60.00%
-	70%	-65.00%	N/A	-70.00%
-	80%	-75.00%	N/A	-80.00%
-	90%	-85.00%	N/A	-90.00%
-	100%	-95.00%	N/A	-100.00%

FWP-16